Exhibit 99.1
FOURTH AMENDMENT AGREEMENT
     This FOURTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 4th day of May, 2007 by and among:
     (a) SYKES ENTERPRISES, INCORPORATED, a Florida corporation (“Borrower”);
     (b) the Lenders, as defined in the Credit Agreement, as hereinafter defined;
     (c) KEYBANK NATIONAL ASSOCIATION, as lead arranger, book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”); and
     (d) BNP PARIBAS, as documentation agent.
     WHEREAS, Borrower, Agent and the Lenders are parties to that certain Credit Agreement, dated as of March 15, 2004, that provides, among other things, for loans and letters of credit aggregating Fifty Million Dollars ($50,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);
     WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;
     WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and
     WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower, Agent and the Lenders agree as follows:
     1. Amendment to Definitions. Article I of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin” and “Commitment Period” therefrom and to insert in place thereof, respectively, the following:
     “Applicable Margin” shall mean:
     (a) for any date prior to the Fourth Amendment Effective Date, the Applicable Margin in effect prior to the Fourth Amendment Effective Date;
     (b) for the period from the Fourth Amendment Effective Date through June 30, 2007, seventy-five (75) basis points for LIBOR Fixed Rate Loans and zero (0) basis points for Base Rate Loans; and

     (c) commencing with the Consolidated financial statements of Borrower for the fiscal quarter ending March 31, 2007, the number of basis points (depending upon whether Loans are LIBOR Fixed Rate Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on June 1, 2007 and thereafter:

	Applicable Basis	Applicable Basis
	Points for LIBOR	Points for
Leverage Ratio	Fixed Rate Loans	Base Rate Loans
Greater than or equal to 1.50 to 1.00	125.00	0.00
Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	100.00	0.00
Greater than or equal to 0.50 to 1.00 but less than 1.00 to 1.00	87.50	0.00
Less than 0.50 to 1.00	75.00	0.00
After June 1, 2007, changes to the Applicable Margin shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof. Notwithstanding anything herein to the contrary, during any period when Borrower shall have failed to timely deliver the financial statements pursuant to Section 5.3(a) and (b) hereof, until such time as the appropriate financial statements are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time.
     “Commitment Period” shall mean the period from the Closing Date to March 14, 2010, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.
     2. Addition to Definitions. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:
     “Fourth Amendment Agent Fee Letter” shall mean the Agent Fee Letter between Borrower and Agent, dated as of the Fourth Amendment Effective Date, as the same may from time to time be amended, restated or otherwise modified.
     “Fourth Amendment Effective Date” shall mean May 4, 2007.
     3. Amendment to Commitment Fees. Section 2.10 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and to insert in place thereof the following:

     (a) Commitment Fees. Borrower shall pay to Agent, for the ratable account of the Lenders, as a consideration for the Commitment, a commitment fee at the rate per annum of (i) the Applicable Alternate Commitment Fee Rate in effect during such quarter, times (ii)(A) the average daily Total Commitment Amount in effect during such quarter, minus (B) the average daily Revolving Credit Exposure (exclusive of the Swing Line Exposure) during such quarter. The commitment fee shall be payable in arrears, on March 31, 2004, and on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.
     4. Amendment to Financial Covenants. Section 5.7 of the Credit Agreement is hereby amended to delete subsections (c) and (d) therefrom.
     5. Amendment to Acquisitions. Section 5.13 of the Credit Agreement is hereby amended to delete subsections (g) and (h) therefrom and to insert in place thereof, respectively, the following:
     (g) the aggregate amount of Consideration (exclusive of the issuance of equity) shall not exceed (i) Fifty Million Dollars ($50,000,000) for each such Acquisition, and (ii) One Hundred Million Dollars ($100,000,000) for all Acquisitions by the Companies in a twelve-month period; and
     (h) the aggregate amount of Consideration (including the issuance of equity securities) for each such Acquisition shall not exceed One Hundred Fifty Million Dollars ($150,000,000).
     6. Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall:
     (a) execute and deliver to Agent, for its sole benefit, the Fourth Amendment Agent Fee Letter, and pay to Agent, for its sole account, the fees stated therein;
     (b) pay to Agent, for the pro rata benefit of the Lenders, an amendment fee in the amount of Fifty Thousand Dollars ($50,000);
     (c) cause each Guarantor of Payment to execute the attached Acknowledgment and Agreement;
     (d) pay all legal fees and expenses of Agent in connection with this Amendment.
     7. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.
     8. References to Credit Agreement. Each reference that is made in the Credit Agreement or any Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.
     9. Waiver. Borrower, by signing below, hereby waives and releases Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
     10. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     11. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     12. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
     13. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.
[Remainder of page intentionally left blank.]

     JURY TRIAL WAIVER. BORROWER, THE LENDERS AND AGENT, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE LENDERS AND AGENT, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.
     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

SYKES ENTERPRISES, INCORPORATED
By:	/s/ W. Michael Kipphut
W. Michael Kipphut, Group Executive,
Senior Vice President - Finance

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Jeff Kalinowski
Jeff Kalinowski
Senior Vice President

BNP PARIBAS, as Documentation Agent and as a Lender
By:	/s/ Henry F. Setina
	Name:	Henry F. Setina
	Title:	Director

By:	/s/ Barry Mendelsohn
	Name:	Barry Mendelsohn
	Title:	Director

Signature Page to
Fourth Amendment Agreement

ACKNOWLEDGMENT AND AGREEMENT
     The undersigned consent and agree to and acknowledge the terms of the foregoing Fourth Amendment Agreement dated as of May 4, 2007. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.
     The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
     JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

SYKES ENTERPRISES — SOUTH AFRICA, INC.
By:	/s/ W. Michael Kipphut
	Name:	W. Michael Kipphut
	Title:	President

SYKES REALTY, INC.
By:	/s/ James T. Holder
	Name:	James T. Holder
	Title:	Senior Vice President

SYKES GLOBAL HOLDINGS LLC
By:	/s/ W. Michael Kipphut
	Name:	W. Michael Kipphut
	Title:	Senior Vice President

SYKES E-COMMERCE, INCORPORATED
By:	/s/ James T. Holder
	Name:	James T. Holder
	Title:	Director

FINANCIAL SERVICES WORLDWIDE, LLC
By:	/s/ James T. Holder
	Name:	James T. Holder
	Title:	Secretary

MCQUEEN INTERNATIONAL INCORPORATED
By:	/s/ W. Michael Kipphut
	Name:	W. Michael Kipphut
	Title:	Director

SYKES LP HOLDINGS LLC
By:	/s/ W. Michael Kipphut
	Name:	W. Michael Kipphut
	Title:	Senior Vice President

Signature Page to
Acknowledgment and Agreement